Exhibit 10.24

Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The omitted information is both (i) not material and (ii) information that the registrant customarily and actually treats as private or confidential.

SHOPPING AGREEMENT

"SEED"

This Agreement (the "Agreement") is entered into as of July 9, 2025 (the "Effective Date") by and between ambitious entertainment Inc. a Nevada corporation with its principal place of business at 744 West Hastings St – Unit 207 Vancouver, BC, Canada V6C 1A5 ("Company"), and Tiny Pink Pig Productions, Inc. ("Lender"), located c/o WME, 9601 Wilshire Blvd., Beverly Hills, California, 90210, USA, Attention: Tom Wellington, with regards to the existing pilot script entitled "SEED" (the "Project") written by Matt Nix ("Creator").

RECITALS

WHEREAS, Lender owns all rights, title, and interest in and to the development and production of a series based on the Project ("Series") whether by broadcast, with a major streaming company or independently financed, with the possibility of subsequent productions, whether a feature-length motion picture or otherwise, based on the Project characters and concepts, including, but not limited to, all underlying literary, creative, and other intellectual property and merchandising rights) necessary for the development, production, and exploitation of the rights as a Series and/or subsequent production ("Rights"); and

WHEREAS, Lender desires to engage Company to exclusively shop the Project for the purpose of setting it up for production as a Series with a third-party financier, studio, network, or production company, inclusive of a major streamer, as well as prospective self-funding by Company (each a "Buyer"); and

WHEREAS, Company is willing to use its industry relationships, expertise, and resources to shop the Project on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties AGREE as follows:

1. Rights Granted 1.1 Lender hereby grants Company the exclusive right to further develop and shop the Project to potential Buyers, talent and influencers during the Term (as defined below).

1.2 The rights granted herein are limited to shopping and pitching the Project for development, financing, and/or production purposes. Company shall not have the right to produce, distribute, or otherwise exploit the Project unless separately agreed in writing by Lender pursuant to the terms herein.

2. Term 2.1 The term of this Agreement shall commence on the Effective Date and continue for a period of 18 months (the "Term").

2.2 If prior to the expiration of the Term, the parties are in bona fide negotiations with a Buyer to enter into an agreement to develop, finance or produce the Project, the Term shall be automatically extended for an additional period not to exceed ninety (90) days (as to each such Buyer). Upon expiration of the Term (subject to extension as set forth herein), if Company and

Lender fail to enter into agreements with a Buyer in accordance with Paragraph 4 below, then this Agreement shall expire and neither party shall have any further obligation to the other party in connection with the Project, whereupon all right, title and interest in and to the Project (including all materials related to the Project that are developed during the Term) shall remain the sole and exclusive property of Lender. Notwithstanding the foregoing, for a period of six (6) months following expiration of the Term (as it may be extended), if any Buyer, to whom the Project was submitted by Company during the Term and with whom substantial negotiations started and with whom Lender has no documented previous relationship, desires to enter into negotiations regarding the Project, Company shall remain attached as a producer of the Project on the terms and conditions set forth herein during the aforesaid six (6) month period.

3. Obligations of the Parties/Business and Creative Control 3.1 Company agrees to: (a) Use good faith efforts to present the Project to Buyers after creating further development and presentation materials; (b) Provide Creator with periodic updates regarding Company's efforts to shop the Project; (c) Consult with Creator regarding any offers or interest received from Buyers, and Company shall provide advance notice to Creator as to any Buyer to which it is submitting the Project to and (d) provide the executive producer services of Chris Philip through development, the pitch process and thereafter through production.

3.2 Creator agrees to: (a) Cooperate with Company to assist in shopping the Project; and (b) Make himself reasonably available to participate in pitches and meetings as requested by Company.

3.3 Lender shall provide Creator's writer and executive producer services for the Series which will be the subject of a separate agreement.

3.4 Jay Weisleder and Alfredo Barrios shall provide executive producer services for the Series.

3.5 Creator shall be entitled to meaningful consultation as to all major creative decisions and shall have joint-final decision-making rights as to all creative decisions and business/financial decisions with Company.

3.6 After execution hereof, the parties may collaborate on drafting and issuing a joint press release, announcing the collaboration and the Project.

3.7 In that that Creator is a member of the Writers Guild of America ("WGA") in good standing, it is understood and agreed by Company that the ultimate production entity for the Project will be a WGA signatory and as such, Company agrees that the rights will be assigned to either a single purpose entity or a producing partner, whether an entity or a party, who is a WGA signatory prior to the Project being produced.

4. Compensation/Credit 4.1 If a Buyer during the Term expresses a desire to acquire the Project to finance production of the Series, to include full finance to be provided by Company, then, Company and Lender each shall negotiate with the Buyer the terms of each of their respective agreements, including for the services of their respective employees.

4.2 If the Project is set up with a Buyer during the Term, Patricio Rabuffetti, on behalf of NonStop TV, will be engaged pursuant to a separate agreement to provide executive producer services for the Series.

4.3 Each party's agreement with the Buyer shall be consistent with the terms herein.

4.4 The terms for each party as to both Company and Lender for any subsequent production of a feature film, sold by Company and based exclusively upon the material utilized in the Series, shall be the same negotiated with the Buyer.

5. Ownership 5.1 Lender retains all rights, title, and interest in and to the Project, subject to the shopping Rights granted to Company herein.

5.2 Company acknowledges that nothing in this Agreement shall be construed to transfer ownership of the Project to Company.

6. Representations and Warranties 6.1 Lender represents and warrants that: (a) it owns all rights necessary to shop and develop the Project; (b) to the best of Lender's knowledge, the Project does not infringe on the rights of any third party; and (c) Lender has the full authority to enter into this Agreement.

6.2 Company represents and warrants that: (a) It has the expertise and resources necessary to shop the Project; (b) It will act in good faith and in the best interests of the Project; and (c) It has the full authority to enter into this Agreement.

7. Miscellaneous 7.1 This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, representations, and understandings and can only be superseded by a subsequent signed writing.

7.2 This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflict of laws.

7.3 Any disputes arising under this Agreement shall be resolved through binding arbitration in accordance with the rules of AAA, with the venue located in Los Angeles, California with the prevailing party entitled to receive reasonable attorney's fees and costs.

7.4 Neither Company nor Lender shall not have the right to assign this Agreement.

7.5 This Agreement may be digitally executed and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A digital, facsimile, TIFF or a PDF signature conveyed via e-mail shall be treated as an original for all purposes.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

Lender & Creator:

Tiny Pink Pig Productions, Inc.

DocuSigned by:
Matt Nix
7746CDB672F147A...

By: Matt Nix. Its President

Company:

Ambitious Entertainment Inc.

Signed by:
Kirk Shaw
88F781EF4B88435...

By: Kirk Shaw

Its: authorized signatory

Certificate Of Completion

Envelope Id: 6B3B156C-6F31-44EC-B2F4-2DB4E0DA8A8C		Status: Completed
Subject: Complete with Docusign: SEED - Matt Nix - Shopping Agreement (Final).pdf		
Source Envelope:		
Document Pages: 4	Signatures: 2	Envelope Originator:
Certificate Pages: 2	Initials: 0	Colden Assistant
AutoNav: Enabled		141 El Camino Drive
EnvelopeId Stamping: Enabled		Suite 100
Time Zone: (UTC-08:00) Pacific Time (US & Canada)		Beverly Hills, CA 90212
		dcasst@coldenlaw.com
		IP Address: 12.150.72.171

Record Tracking

Status: Original 7/21/2025 12:41:49 PM	Holder: Colden Assistant dcasst@coldenlaw.com	Location: DocuSign

Signer Events	Signature	Timestamp
Kirk Shaw rickmorseesq@gmail.com Law Office of Richard Morse Security Level: Email, Account Authentication (None)	Signed by: Signature Adoption: Pre-selected Style Using IP Address: 24.114.22.103 Signed using mobile	Sent: 7/21/2025 12:45:57 PM Viewed: 7/22/2025 10:43:32 AM Signed: 7/22/2025 10:43:42 AM

Electronic Record and Signature Disclosure:
Not Offered via Docusign

Matt Nix nixfilm@me.com Security Level: Email, Account Authentication (None)	DocuSigned by: 7746CDB672F147A... Signature Adoption: Pre-selected Style Using IP Address: 75.142.49.56 Signed using mobile	Sent: 7/21/2025 12:45:56 PM Viewed: 7/21/2025 5:54:22 PM Signed: 7/21/2025 5:54:29 PM

Electronic Record and Signature Disclosure:
Not Offered via Docusign

In Person Signer Events	Signature	Timestamp

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Agent Delivery Events	Status	Timestamp

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Notary Events	Signature	Timestamp

Envelope Summary Events	Status	Timestamps
Envelope Sent	Hashed/Encrypted	7/21/2025 12:45:57 PM
Certified Delivered	Security Checked	7/21/2025 5:54:22 PM

Envelope Summary Events	Status	Timestamps
Signing Complete	Security Checked	7/21/2025 5:54:29 PM
Completed	Security Checked	7/22/2025 10:43:42 AM

Payment Events	Status	Timestamps